UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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[ ]	Definitive Proxy Statement
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[ ]	Soliciting Material Pursuant §240.14a-12

OCULUS INNOVATIVE SCIENCES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1129 N. McDowell Blvd. Petaluma, California 94954 (707) 283-0550

YOUR SUPPORT IS NEEDED

September 14, 2015

Dear Fellow Stockholder:

Oculus Innovative Sciences, Inc. is pleased to announce that the four proposals presented in its annual meeting proxy statement have, through September 10, 2015, received the affirmative vote of more than a majority of Oculus’ shares of common stock represented or present at the 2015 Annual Meeting of Stockholders.

At the meeting, Ms. Sharon Barbari and Mr. Russell Harrison were duly elected as the Company’s Class I directors. The stockholders approved, by non-binding advisory vote, the compensation of the Company’s named executive officers, as described in the Company’s proxy statement dated July 28, 2015. The stockholders also approved the ratification of the appointment of Marcum LLP as Oculus’ independent registered public accounting firm for the fiscal year ending March 31, 2016.

Although the proposal to increase the number of the Company’s authorized shares received the majority vote of the shares represented at the Annual Meeting, under Delaware law, Oculus is required to get the affirmative vote of the majority of the outstanding common stock. As of the date of the Annual Meeting, Oculus had received only 45% in favor. Therefore, Oculus adjourned its 2015 Annual Meeting of Stockholders until October 1, 2015 at 10:00 am Pacific Time at the offices of the Company located at 1129 N. McDowell Blvd., Petaluma, CA 94954 in order to continue to solicit shareholders to vote on the authorized share increase.

We appreciate the continued support of our stockholders. We plan to reach out to our shareholders who have not yet cast their vote to vote for our proposal to increase our authorized shares. We believe such increase is important because it will allow us to issue equity grants to our employees, officers and directors which motivates them and aligns their interests with shareholders. Without equity to issue as incentives, it will be difficult to hire and retain the best people. Additionally, having available shares to issue is critical to implementing our business plan.

I ask that any shareholder who has not yet voted please take this opportunity to have your vote count. Specifically, for those shareholders who have their shares in a stock brokerage account or a bank, please contact your broker and direct them on how to vote your shares. If your shares are registered directly with our transfer agent, please contact our proxy solicitor, D.F. King & Co., Inc., toll-free at 866-822-1236.

Sincerely, Jim Schutz Chief Executive Officer